EXHIBIT 21.1

JOHN BEAN TECHNOLOGIES CORPORATION SUBSIDIARY LIST

Effective as of the Date of the Spin-Off

Name	Jurisdiction of Organization
John Bean Technologies Corporation	United States
John Bean Technologies LLC	United States
Jetway Systems Asia, Inc.	United States
John Bean Technologies Holding AB	Sweden/U.S.
John Bean Technologies International AB	Sweden
John Bean Technologies AB	Sweden
John Bean Technologies GmbH	Germany
John Bean Technologies Sp z.o.o.	Poland
John Bean Technologies SA	France
John Bean Technologies BV	Netherlands
John Bean Technologies Spain Holding BV	Netherlands
John Bean Technologies South Africa Holding BV	Netherlands
John Bean Technologies SL	Spain
JBT AeroTech SL	Spain
JBT FoodTech SL	Spain
John Bean Technologies IbericaSL	Spain
John Bean Technologies (Pty) Ltd.	South Africa
John Bean Technologies LLC	Russia
John Bean Technologies Ltd.	United Kingdom
John Bean Technologies NV	Belgium
John Bean Technologies SpA	Italy
John Bean Technologies Argentina S.R.L.	Argentina
John Bean Technologies Ind e Com. Ltda.	Brazil
John Bean Technologies Canada Ltd.	Canada
John Bean Technologies Servicios de Mexico S. de R.L. de C.V.	Mexico
John Bean Technologies EMD, S.A. DE C.V.	Mexico
John Bean Technologies Hong Kong Ltd.	Hong Kong
John Bean Technologies Ningbo Holding Ltd.	Hong Kong
John Bean Technologies Shanghai Holding Ltd.	Hong Kong
John Bean Technologies (Ningbo) Co. Ltd.	China
John Bean Technologies (Shanghai) Co. Ltd.	China
John Bean Technologies Australia Ltd.	Australia
John Bean Technologies K.K.	Japan
John Bean Technologies New Zealand Ltd.	New Zealand
John Bean Technologies Thailand Ltd.	Thailand
John Bean Technologies Singapore Pte. Ltd.	Singapore